Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alaska Communications Systems Group, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2013 (the “Report”), I, Wayne Graham, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, created by §. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 26, 2014	/s/ Wayne Graham
Wayne Graham
Chief Financial Officer
Alaska Communications Systems Group, Inc.